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                                  EXHIBIT 10.37

STATE OF SOUTH CAROLINA  )      MARKETING AGREEMENT
                         )
COUNTY OF RICHLAND       )

THIS AGREEMENT made and entered into this 21st day of May, 2003 by and between Benefit Coordinators, Inc. (hereinafter "the Company") and CapitalBank.

                                   WITNESSETH:

     WHEREAS, the Company is a corporation in the business of developing employee welfare benefit plans, including but not limited to plans for life, medical, dental and disability insurance and administers plans, including but not limited to Section 125, Section 105 and COBRA plans;

     WHEREAS, the Company and CapitalBank will be involved in the marketing effort for the employee welfare benefit plans developed by the Company;

     WHEREAS, the Company and CapitalBank, for their mutual protection and the more harmonious and successful management of the employee welfare benefit plans, wish to provide for the marketing of the plan to the clients and potential clients of CapitalBank;

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein below, the Company and CapitalBank hereby agree as follows:

                                    ARTICLE I

                                      Term

Except as set forth in Article V below, this Agreement shall continue in full force and effect for a term of five (5) years from the date hereof, and shall thereafter be automatically extended for an additional five (5) year term unless written notice of termination is sent by either party to the other one hundred eighty (180) days prior to the termination of the original term. Notwithstanding the foregoing, but subject to Article V below, this Agreement may be terminated by either party for "cause" upon fifteen (15) days prior written notice. "Cause" for such termination shall occur when either party is in default under any provision of this Agreement and by such default has not been cured within fifteen (15) days after receipt of a termination notice.

                                   ARTICLE II

                                   (Reserved)

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                                   ARTICLE III
                              Duties of the Company

     The Company covenants as follows
          a) It will furnish to CapitalBank upon request, pricing and technical information covering the employee welfare benefit plans and services provided by the Company;
          b) It will furnish to CapitalBank from time to time information concerning the availability of new benefits, which may be marketable to CapitalBank and is clients. However, such benefits shall be included in this Agreement;
          c)   It will compensate CapitalBank as set forth in Article V.

                                   ARTICLE IV

                              Duties of CapitalBank

     CapitalBank covenants as follows:

          (a) It will maintain all applicable licenses for marketing the insurance programs including but not limited to life, health insurance licenses.
          (b) It will permit the Company and/or its representatives to address meetings of CapitalBank's clients in order to promote the employee welfare benefit plans and services;
          (c) From time to time during the term of this Agreement, it will promote and market the benefits and services available under the employee welfare benefit plans, to its clients;

                                    ARTICLE V

                                  Compensation

     The Company shall compensate CapitalBank for its performance in marketing the employee welfare benefit plans and services. In the event The Company provides employee welfare benefit related plans or services to any person or entity which during the term of this Agreement is referred or introduced to The Company by CapitalBank (a "Customer") and which at time of the referral or introduction is not a client of The Company, The Company shall pay to CapitalBank, within ten (10) days after the end of each month, a fee for each such Customer calculated as follows:

     A. Less than 25 Covered Lives. For each Customer whose benefit group at the time of becoming a client or at the annual renewal of the benefit plan consist of less than 25 covered lives, a fee equal to 10% of the aggregate commissions and other fees that The Company received during such month from any and all insurance carriers and other third parties related to such Customer.

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     B.   25 to 100 Covered Lives. For each Customer whose benefit group at the time of becoming a client or at the annual renewal of the benefit plan consisted of 25 to 100 covered lives, a fee equal to 20% of the aggregate commissions and other fees that The Company received during such month from any and all insurance carriers and other third parties related to such Customer.

     C. Greater than 100 Covered Lives. For each Customer whose benefit group at the time of becoming a client or at the annual renewal of the benefit plan consisted of greater than 100 covered lives, a fee equal to 30% of the aggregate commissions and other fees that The Company received during such month from any and all insurance carriers and other third parties related to such Customer.

     All payments to CapitalBank hereunder shall be accompanied by reasonable and sufficient written detail to inform CapitalBank of the calculation of all fees due CapitalBank hereunder for such preceding month. For purposes of this
Article V, the term "Company" shall include any and all Affiliates (as defined below). For purposes hereof, "Affiliates" shall mean any corporation, limited liability company, partnership or other legal entity that directly or indirectly controls, is controlled by, or is under common control with, The Company. For purposes of this definition, "control" means the power, whether or not normally exercised, to direct the management and affairs of another corporation, limited liability company, partnership or other legal entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. In the case of a corporation, the direct or indirect ownership of fifty percent (50%) or more of its outstanding voting shares shall in any case be deemed to confer control, provided that the direct or indirect ownership of a lower percentage of such securities shall not necessarily preclude the existence of control.

NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES HERETO ACKNOWLEDGE AND AGREE THAT THE OBLIGATIONS OF THE COMPANY TO PAY FEES TO CAPITALBANK PURSUANT TO THIS ARTICLE V SHALL CONTINUE WITHOUT INTERRUPTION, AND SHALL SURVIVE THE EXPIRATION OF THE TERM OF THIS AGREEMENT SET FORTH IN ARTICLE I ABOVE AND, UNLESS CAPITALBANK SPECIFICALLY AGREES OTHERWISE IN WRITING, SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT FOR ANY REASON. The Company hereby acknowledges that the right of CapitalBank to receive fees as described above is material to CapitalBank's decision to enter into this Agreement and provide services hereunder, and is reasonable both in time and amount for the services to be provided to The Company by CapitalBank hereunder.

                                   ARTICLE VI

                                Separate Entities

Nothing contained in the Agreement shall be construed to constitute CapitalBank as a partner or employee of the Company for any purpose whatsoever; CapitalBank being a separate entity engaged in its own and entirely separate business. Nothing herein shall be deemed to create any joint venture or agency relationship between the parties hereto. Neither party shall make any representation or statement (whether oral or written) to any person or entity inconsistent with this Article.

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                                   ARTICLE VII

     This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous written or oral agreements or representations between the parties with respect thereto.

                                  ARTICLE VIII

                             Severability; Headings

     If a court declares any term of this Agreement invalid, the same will not affect the validity of any other provision, provided that the basic purposes of this Agreement are achieved through the remaining valid provisions. The headings of Sections and subsections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                                   ARTICLE IX

                             Compliance; Non-Waiver

     Failure by CapitalBank or The Company to insist upon strict performance of any provision of this Agreement will not modify such provision, render it unenforceable, or waive any subsequent breach. No waiver or modification of any of the terms or provisions of this Agreement shall be valid unless in each instance the waiver or modification is accomplished pursuant to the amendment provisions of Article X

                                    ARTICLE X

                              Assignment; Amendment

     Neither CapitalBank nor The Company can assign this Agreement without the other party's prior written consent. This Agreement may be amended only by written agreement of duly authorized officers of CapitalBank and The Company.

                                   ARTICLE XI

                                     Audits

     Each party shall be authorized to perform audits of the records of payment to all Participants and other data specifically related to performance of the parties under this Agreement upon reasonable prior written notice to the other party. Audits shall be performed during normal working hours. An agent of either party may perform audits provided such agent signs an acceptable confidentiality agreement. Each party agrees to provide reasonable assistance and information to the auditors. CapitalBank acknowledges and agrees that if it requests an audit, it shall reimburse Company for Company's reasonable expenses, including copying and labor costs, in assisting CapitalBank to perform the audit. Each party also agrees to provide such additional information and reports, as the other party shall reasonably request.

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                                   ARTICLE XII

                    Non-Disclosure of Proprietary Information

     a. General. CapitalBank and The Company each acknowledge that in contemplation of entering into this Agreement (and as a result of the contractual relationship created hereby), each party has revealed and disclosed, and shall continue to reveal and disclose to the other, information which is proprietary and/or confidential information of such party. CapitalBank and The Company agree that each party shall;
          (a) keep such proprietary and/or confidential information of the other party in strict confidence; (b) not disclose confidential information of the other party to any third parties or to any of its employees not having a legitimate need to know such information; and (c) shall not use confidential information of the other party for any purpose not directly related to and necessary for the performance of its obligations under this Agreement (unless required to do so by a court of competent jurisdiction or a regulatory body having authority to require such disclosure).

     b. Confidential Information Defined. Information revealed or disclosed by a party for any purpose not directly related to and necessary for the performance of such party's obligations under this Agreement shall not be considered confidential information for purposes hereof; (a) if, when, and to the extent such information is or becomes generally available to the public without the fault or negligence of the party receiving or disclosing the information; or (b) if the unrestricted use of such information by the party receiving or disclosing the information has been expressly authorized in writing and in advance by an authorized representative of the other party. For purposes of this Section, confidential information is any information in written, human-readable, machine-readable, or electronically recorded form (and identified as confidential and/or proprietary or words of similar import) and information disclosed orally in connection with this Agreement and identified as confidential and/or proprietary (or words of similar import); and programs, policies, practices, procedures, files, records and correspondence concerning the parties' respective businesses or finances. The terms and conditions of this Article XII shall survive the termination of this Agreement.

                                  ARTICLE XIII

                                   Arbitration

     Any controversy or claim arising out of or relating to this Agreement between CapitalBank and The Company, or the breach thereof, shall be subject to non-binding arbitration prior to the filing of a complaint in a court of law; provided, however, that such arbitration shall be final and binding and may be enforced in any court with the requisite jurisdiction if the parties agree in advance, in writing, that such arbitration shall have final, binding effect. All arbitration, whether binding or non-binding, shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall take place in Columbia, SC.

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                                   ARTICLE XIV

                           Notices and Communications

     (a) Notices. All notices provided for herein shall be sent by confirmed facsimile, or guaranteed overnight mail, with tracing capability, or by first class United States mail, with postage prepaid, addressed to the other party at their respective addresses set forth below or such other addresses as either party may designate in writing to the other from time to time for such purposes. All notices provided for herein shall be deemed given or made when received.

     (b)  Addresses.

          CapitalBank's address for notices as described above is: P.O. Box 218 Greenwood, SC 29648, Attn: R. Wesley Brewer

          The Company's address for notices as described above is: 214 Outlet Pointe Blvd. Columbia, SC 29210 Attn: Mendel Boykin

                                   ARTICLE XV

                                  Choice of Law

This Agreement shall be construed in accordance with the laws of the State of South Carolina.

                                   ARTICLE XVI

                                 Interpretation

As used in this Agreement, the singular includes the plural number and the masculine includes the feminine and neuter genders as the context or sense of the Agreement or any section hereof may require.

                                   ARTICLE XII

                                  Modification

This Agreement shall not be modified unless in writing and signed by all of the parties hereto in the same manner as this Agreement is executed.

                                  ARTICLE XVIII

                                 Indemnification

     To the fullest extent permitted by law, The Company shall indemnify, defend and hold harmless CapitalBank and its agents from and against any and all claims, losses, costs, expenses, damages, awards or settlements (including the payment of reasonable attorneys' fees) arising out of or resulting from the performance of the services covered by this Agreement caused in whole or in part by any negligence, intentional or willful act or omission of The Company or its agents. The terms of this Article shall survive the termination of this Agreement.

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                                   ARTICLE XIX

                                  Miscellaneous

     (a) The provisions of this Agreement are not intended to be for the benefit of any third parties, and no third party shall be deemed to have any privity of contract with either of the parties hereto by virtue of this Agreement.

     (b) All rights and remedies of a party hereunder shall be cumulative and in addition to such rights and remedies as may be available to a party at law or equity.

     (c) The parties hereto hereby (i) agree that any litigation, action or proceeding arising out of or relating to this Agreement may be instituted in a state or federal court in the State of South Carolina, (ii) waive any objection which it might have now or hereafter to any such litigation, action or proceeding based upon improper venue or inconvenient forum, and (iii) irrevocably submit to the jurisdiction of such courts in any such litigation, action or proceeding.

     (d) If it is necessary for CapitalBank to employ attorneys for the collection of amounts payable hereunder, all costs and expenses incident to such collection, including without limitation reasonable fees of such attorneys, shall be added to the amounts payable hereunder and be collected as a part thereof.

     (e) The termination of this Agreement for any reason shall not be deemed to extinguish or mitigate any payments, which are owed to CapitalBank by The Company.

IN WITNESS WHEREOF, the parties have set their hand to two (2) copies of this Agreement on the date above-written.

WITNESS:                                    Benefit Coordinators, Inc.


/s/ WILLIAM BOYKIN                          By: /s/ MENDEL BOYKIN
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5-16-03                                     Its: President
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Date

                                            CapitalBank


/s/ R. WESLEY BREWER                        By: /s/ WILLIAM G. STEVENS
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5-21-03                                     Its: C.E.O.
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Date